ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                              FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership


                                    CONTENTS




                                                                            Page

INDEPENDENT AUDITORS' REPORT ON THE
  FINANCIAL STATEMENTS                                                         1


FINANCIAL STATEMENTS
  Balance Sheets                                                               2
  Statements of Operations                                                 3 - 5
  Statements of Changes in Partners' Capital                                   6
  Statements of Cash Flows                                                 7 - 8
  Notes to Financial Statements                                           9 - 13


INDEPENDENT AUDITORS' REPORT ON THE
  SUPPORTING DATA REQUIRED BY USDA/RD                                         14


SUPPORTING DATA REQUIRED BY USDA/RD                                      15 - 24


INDEPENDENT AUDITORS' REPORT ON COMPLIANCE AND ON
  INTERNAL CONTROL OVER FINANCIAL REPORTING BASED ON
  AN AUDIT OF FINANCIAL STATEMENTS PERFORMED IN
  ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS                          25 - 26

                          INDEPENDENT AUDITORS' REPORT


To the Partners
Ashland Investment Group
An Oregon Limited Partnership

We have audited the accompanying balance sheets of Ashland Investment Group, an Oregon Limited Partnership, as of December 31, 2001 and 2000, and the related statements of operations, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ashland Investment Group as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued a report dated January 24, 2002, on our consideration of Ashland Investment Group's internal control over financial reporting and our tests of its compliance with certain provisions of laws, regulations, contracts and grants.

                                       /s/TATE,PROPP,BEGGS
                                       An Accountancy Corporation


January 24, 2002
Sacramento, California

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                                 BALANCE SHEETS
                           December 31, 2001 and 2000

                                                                ASSETS
                                                                ------

                                                                                     2001                 2000
                                                                                ----------------    -----------------
Current Project Assets:
   Cash                                                                            $     19,966        $      7,804
   Restricted cash:
     Tenant security deposits                                                             9,500               9,500
     Taxes and insurance                                                                  7,537              42,035
     USDA/RD reserve                                                                    165,087             124,448
   Accounts receivable                                                                    2,697               3,021
   Prepaid expenses                                                                       3,025               2,646
                                                                                ----------------    -----------------

       Total current project assets                                                     207,812             189,454

Property and equipment                                                                1,372,029           1,405,738
                                                                                ----------------    -----------------

         Total Assets                                                              $  1,579,841        $  1,595,192
                                                                                ================    =================


                                                   LIABILITIES AND PARTNERS' CAPITAL

Current Project Liabilities:
   Accounts payable                                                                $        433        $          -
   Tenant security deposits                                                               9,500               9,500
   Note payable, current portion                                                          4,088               3,737
   Note payable - other, current portion                                                  1,395               1,396
                                                                                ----------------    -----------------

       Total current project liabilities                                                 15,416              14,633
                                                                                ----------------    -----------------

Long-Term Project Liabilities:
   Note payable, less current portion                                                 1,369,673           1,373,761
   Note payable - other, less current portion                                               326               1,721
                                                                                ----------------    -----------------

       Total long-term project liabilities                                            1,369,999           1,375,482
                                                                                ----------------    -----------------

         Total liabilities                                                            1,385,415           1,390,115

Partners' capital                                                                       194,426             205,077
                                                                                ----------------    -----------------

         Total Liabilities and Partners' Capital                                   $  1,579,841        $  1,595,192
                                                                                ================    =================

                   The accompanying notes are an integral part
                          of these financial statements

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2001 and 2000

                                                                                     2001                  2000
                                                                                ----------------    -----------------
Project Operating Income:
   Gross rent                                                                     $     111,125       $     107,967
   Rental assistance                                                                     51,864              58,493
   Less vacancies                                                                        (3,544)             (1,245)
                                                                                ----------------    -----------------
   Net rent                                                                             159,445
   Other project income:
      Laundry income                                                                      2,785               2,710
     Late charges                                                                           190                 216
      Other tenant income                                                                 1,879               2,165
   Interest income                                                                        5,734               4,963
   Miscellaneous income                                                                       -              13,755
                                                                                ----------------    -----------------

         Total project operating income                                                 170,033             189,024
                                                                                ----------------    -----------------

Project Operating Expenses:
   Maintenance and operating:
      Caretaker                                                                           8,870               9,718
      Supplies                                                                            2,398               3,463
      Painting and decorating                                                             1,027                 785
      General  maintenance and repairs                                                    4,172               6,192
      Snow removal                                                                            -                   -
      Elevator maintenance                                                                    -                   -
      Grounds maintenance                                                                 1,713               2,961
      Services                                                                              919                 846
      Furniture and furnishings replacement                                               3,680               7,989
      Other operating expenses                                                                -                   -
                                                                                ----------------    -----------------

       Total maintenance and operating                                                   22,779              31,954
                                                                                ----------------    -----------------

   Utilities:
      Electricity                                                                         3,899               4,878
      Water                                                                               5,119               5,355
      Sewer                                                                               5,228               6,032
      Heating fuel/other                                                                      -                   -
      Garbage and trash removal                                                           5,808               5,821
                                                                                ----------------    -----------------

       Total utilities                                                                   20,054              22,086
                                                                                ----------------    -----------------

                   The accompanying notes are an integral part
                          of these financial statements

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                      STATEMENTS OF OPERATIONS (CONTINUED)
                 For the Years Ended December 31, 2001 and 2000

                                                                                     2001                 2000
                                                                                ----------------    -----------------
Project Operating Expenses (Continued):
  Administrative:
     Manager                                                                      $       9,827       $       9,505
     Management fees                                                                     18,266              18,263
     Accounting/auditing                                                                  4,120               4,000
     Bookkeeping                                                                              -                 (80)
     Legal                                                                                  396                 152
     Advertising                                                                            297                 551
     Telephone                                                                            1,278               1,486
     Office supplies                                                                      2,286               1,981
     Office furniture and equipment                                                           -                 140
     Training expense                                                                         -                 549
     Health insurance                                                                     3,796               1,886
     Payroll taxes                                                                        1,836               1,882
     Worker's compensation insurance                                                      1,386               1,537
     Other administrative expenses                                                          711                 360
                                                                                ----------------    -----------------

         Total administrative                                                            44,199              42,212
                                                                                ----------------    -----------------

  Taxes and insurance:
     Real estate taxes                                                                    9,326               8,964
     Special assessments                                                                      -                   -
     Other taxes, fees and permits                                                        1,080                (364)
     Property insurance                                                                   5,046               4,639
     Other insurance                                                                        625                 532
                                                                                ----------------    -----------------

         Total taxes and insurance                                                       16,077              13,771
                                                                                ----------------    -----------------

         Total project operating expenses                                               103,109             110,023
                                                                                ----------------    -----------------

                   The accompanying notes are an integral part
                          of these financial statements
                                        4

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                      STATEMENTS OF OPERATIONS (CONTINUED)
                 For the Years Ended December 31, 2001 and 2000

                                                                                     2001                  2000
                                                                                ----------------    -----------------
Other Project Income (Expenses):
   Interest subsidy - PASS Credit                                                 $      91,892     $        91,892
   Depreciation and amortization                                                        (33,709)            (33,709)
   Interest expense:
     USDA/RD 1% interest                                                                (31,931)            (32,252)
     Interest subsidy                                                                   (91,892)            (91,892)
      Other interest                                                                       (192)               (290)
   Authorized capital improvements from USDA/RD reserve                                  (8,294)             (8,554)
                                                                                ----------------    -----------------

       Total other project income (expenses)                                            (74,126)            (74,805)
                                                                                ----------------    -----------------

         Net income (loss)                                                        $      (7,202)    $         4,196
                                                                                ================    =================

                   The accompanying notes are an integral part
                          of these financial statements

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                       STATEMENTS OF CHANGES IN PARTNERS'
                      CAPITAL For the Years Ended December
                                31, 2001 and 2000


                                                            General                Limited
                                                            Partner                Partner
                                                       ------------------    ---------------------
                                                                                 WNC Housing
                                                                                  Tax Credit
                                                                                   Fund II
                                                           Ronald D.               Limited
                                                          Bettencourt            Partnership                  Total
                                                       ------------------    ---------------------    -------------------

Balance, December 31, 1999                             $          26,456     $            175,634      $         202,090

Return on investment                                                (806)                    (403)                (1,209)

Net income                                                            42                    4,154                  4,196
                                                       ------------------    ---------------------    -------------------

Balance, December 31, 2000                                        25,692                  179,385                205,077

Return on investment                                              (2,299)                  (1,150)                (3,449)

Net loss                                                             (72)                  (7,130)                (7,202)
                                                       ------------------    ---------------------    -------------------

Balance, December 31, 2001                             $          23,321     $            171,105      $         194,426
                                                       ==================    =====================    ===================

                   The accompanying notes are an integral part
                          of these financial statements

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2001 and 2000
                                Increase in Cash

                                                                                                2001                 2000
                                                                                           ----------------    -----------------
Cash Flows From Operating Activities:
   Cash received from tenants for rent                                                     $       159,769     $       166,878
   Cash paid to tenants for security deposits                                                            -                (250)
   Miscellaneous cash received                                                                      10,588              23,809
   Cash paid to suppliers and employees and
     for other restricted cash                                                                     (76,851)            (79,144)
   Interest paid                                                                                   (32,123)            (32,542)
                                                                                           ----------------    -----------------

     Net cash provided by operating activities                                                      61,383              78,751
                                                                                           ----------------    -----------------

Cash Flows From Investing Activities:
   Deposits to the USDA/RD reserve                                                                 (51,346)            (80,697)
   Withdrawals from the USDA/RD reserve                                                             10,707              10,317
                                                                                           ----------------    -----------------

      Net cash used by investing activities                                                        (40,639)            (70,380)
                                                                                           ----------------    -----------------

Cash Flows From Financing Activities:
   Principal payments on note payable                                                               (3,737)             (3,417)
   Principal payments on note payable - other                                                       (1,396)             (1,395)
   Return on investment                                                                             (3,449)             (1,209)
                                                                                           ----------------    -----------------

     Net cash used by financing activities                                                          (8,582)             (6,021)
                                                                                           ----------------    -----------------

Increase in cash                                                                                    12,162               2,350

Cash, beginning of year                                                                              7,804               5,454
                                                                                           ----------------    -----------------

Cash, end of year                                                                          $        19,966     $         7,804
                                                                                           ================    =================

                   The accompanying notes are an integral part
                          of these financial statements

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                            STATEMENTS OF CASH FLOWS
                         (CONTINUED) For the Years Ended
                           December 31, 2001 and 2000
                                Increase in Cash



Reconciliation of Net Income (Loss) to Net
  Cash Provided by Operating Activities:                                                        2001                2000
----------------------------------------
                                                                                           ----------------    -----------------

Net income (loss)                                                                          $        (7,202)    $         4,196

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation and amortization                                                                    33,709              33,709
   Decrease in accounts receivable                                                                     324               1,663
   Increase in prepaid expenses                                                                       (379)               (120)
   Decrease in other restricted cash                                                                34,498              39,553
   Increase in accounts payable                                                                        433                   -
   Decrease in tenant security deposits                                                                  -                (250)
                                                                                           ----------------    -----------------

Net cash provided by operating activities                                                  $        61,383     $        78,751
                                                                                           ================    =================

                  The accompanying notes are an integral part
                          of these financial statements

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE 1:         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Ashland Investment Group, an Oregon Limited Partnership, was formed in June 1988 for the purpose of constructing and operating a 40-unit rural rental housing project located in Jackson County, Oregon, known as Ashley Garden Apartments. Project construction began in March 1990 and was completed in November 1990. Rental operations commenced in November 1990.

     The major activities of the Project are governed by the partnership agreement and the United States Department of Agriculture/Rural Development (USDA/RD) pursuant to Sections 515 and 521 of the Housing Act of 1949, as amended, which provide for interest and rental subsidies, respectively. USDA/RD has contracted with the Partnership to make rental assistance payments to the Partnership on behalf of qualified tenants. The contract terminates upon total disbursement of the assistance obligation.

     The following is a summary of significant accounting policies:

          (a) The financial statements are prepared on the accrual basis of accounting.

          (b) The Partnership is not an income tax paying entity. The net income or loss of the Partnership passes through to and is reportable by the partners individually. Therefore, no provision for income taxes is reflected in these financial statements.

          (c) Property and equipment is stated at cost. Assets are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives range from 5 to 50 years.

          (d) Loan acquisition costs and construction period interest are amortized over 50 years using the straight-line method.

          (e) The Partnership maintains its cash balances in institutions where they are insured, up to $100,000, by the Federal Deposit Insurance Corporation (FDIC).

          (f) The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE 2:  TENANT SECURITY DEPOSITS

         Tenant security deposits are maintained in a separate account at a bank insured by the FDIC.

NOTE 3:  TAXES AND INSURANCE RESERVE

         A separate bank account has been established to accumulate cash transfers for the payment of property taxes and insurance. During 2001, $36,000 of unrestricted cash was transferred from this interest bearing account to the operating account.

NOTE 4:  USDA/RD RESERVE

         The loan agreement with USDA/RD requires cash transfers to a replacement reserve account in the amount of approximately 1% of the original loan amount each year until $489,440 has been accumulated. Withdrawals from the reserve account may be made only with the approval and countersignature of the USDA/RD.

         Changes in the reserve for the years ended December 31, 2001 and 2000, are as follows:
         Balance, December 31, 1999                               $      54,068

         Deposit                                                         78,944
         Interest earned                                                  1,753
         Withdrawals                                                     (8,554)
         Interest withdrawn                                              (1,738)
         Bank charges                                                       (25)
                                                               -----------------

         Balance, December 31, 2000                                     124,448

         Deposits                                                        48,943
         Interest earned                                                  2,403
         Withdrawals                                                     (8,294)
         Interest withdrawn                                              (2,403)
         Bank charges                                                       (10)
                                                               -----------------
         Balance, December 31, 2001                               $      165,087
                                                               =================

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE   5:     PROPERTY AND EQUIPMENT

              Property and equipment at December 31, 2001 and 2000, was comprised of the following:

                                                                                                2001                 2000
                                                                                         -----------------    -----------------

              Land                                                                      $        90,000      $        90,000
              Building                                                                        1,650,450            1,650,450
              Furniture and equipment                                                            83,742               83,742
                                                                                         -----------------    -----------------

                                                                                              1,824,192            1,824,192
              Less accumulated depreciation and amortization                                    452,163              418,454
                                                                                         -----------------    -----------------

                   Total property and equipment                                         $     1,372,029      $     1,405,738
                                                                                         =================    =================

NOTE 6:       NOTE PAYABLE

              The Partnership has a note payable to USDA/RD in monthly installments of $10,630 including interest at 9.0% per annum, due November 2040. The note is secured by a deed of trust on the apartment project.

              The Partnership has entered into an interest subsidy agreement with USDA/RD. USDA/RD provides a monthly interest subsidy in the amount of $7,658 which reduces the effective interest rate to approximately 1.0% over the term of the loan. The subsidy is credited to subsidy income, and interest at 9.0% is included in interest expense. The USDA/RD regulatory agreement provides for USDA/RD to establish and control the allowable rents.

              Principal payments for the succeeding five years and thereafter are as follows:

                                              Year Ending December 31:
                                                       2002                              $          4,088
                                                       2003                                         4,472
                                                       2004                                         4,891
                                                       2005                                         5,350
                                                       2006                                         5,852
                                                    Thereafter                                  1,349,108
                                                                                         -----------------

                                                      Total                              $      1,373,761
                                                                                         =================

                                       11

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE   7:NOTE PAYABLE - OTHER

         The Partnership has a note payable to the City of Ashland in semi-annual installments of $1,158 including interest at 7.5% per annum, due November 2003. Principal payments for the succeeding years are as follows:



                                              Year Ending December 31:
                                                       2002                              $          1,395
                                                       2003                                           326
                                                                                         -----------------

                                                      Total                              $          1,721
                                                                                         =================

NOTE 8:           RELATED PARTY TRANSACTIONS

                  Fees Paid to Related Entities

               The general partner of the Project is a partner in The CBM Management Group. The general partner of the Project is also a shareholder in the following related entities:

                    o The CBM Group, Inc. and its divisions: CBM Diversified, Consolidated Building Maintenance, and CBM Landscape.
                    o Capital Resources, Inc. and its division Atlantic Vending Services.
                    o the surety company which provides the insurance coverage for the Project. The general partner owns a less than 5% interest in the surety company:




               During 2001 and 2000,fees were paid to the related entites as follows:

               Related Entity         Expense                 2001          2000
               --------------         -------                 ----       -------
               The CBM Group, Inc.    Management fees        $18,266     $18,263
               CBM Diversified        Credit checking fees      $435        $145
               Atlantic Vending       Laundry facility
               Services               Maintenance            $ 2,785     $ 2,710
               Rural Housing
               Reinsurance            Insurance premiums       6,050       5,291

               The Project also pays The CBM Group, Inc. a ten-cent per copy fee for bulk copies of forms.



               At December 31, 2001, $433 was payable to The CBM Group, Inc.for accrued management fees. This amount is included in accounts payable.

                            ASHLAND INVESTMENT GROUP
                          An Oregon Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE 9:       PARTNERSHIP PROFITS, LOSSES AND DISTRIBUTIONS

              Profits and losses, as adjusted for certain provisions of the Partnership agreement, are allocated 1% to the general partner and 99% to the limited partner. Under USDA/RD regulations, distributions to partners may be made from Project operations only to the extent funds exceed the required contributions to the cash reserve account. Annual distributions are limited to 8% of the Partnership's initial capital investment. If the return on investment is not paid in a given year, any unpaid portion may be carried forward for one year and paid if earned.

NOTE 10:      TAXABLE LOSS

              A reconciliation of the financial statement net income (loss) to the taxable loss of the Partnership at December 31, 2001 and 2000, is as follows: 2001 2000

                                                                                                    2001                2000
                                                                                                    ----                ----
               Financial statement net income (loss)                                     $                    $
                                                                                                  (7,202)               4,196

               Adjustments:
                   Excess of tax depreciation and amortization over
               financial statement depreciation and amortization                                 (26,704)             (26,973)
                   Expense reported on financial statements in excess of
               tax return expenses                                                                     -                  129
                   Miscellaneous                                                                    (127)                  (2)
                                                                                         -----------------    -----------------

                      Taxable loss                                                       $       (34,033)     $       (22,650)
                                                                                         =================    =================

NOTE 11:       CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

              The Project's operations are concentrated in the multifamily real estate market. In addition, the Project operates in a heavily regulated environment. The operations of the Project are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies, including, but not limited to, USDA/RD. Such administrative directives, rules and regulations are subject to change by an act of congress or an administrative change mandated by USDA/RD. Such changes may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

                       SUPPORTING DATA REQUIRED BY USDA/RD

                       INDEPENDENT AUDITORS' REPORT ON THE
                       SUPPORTING DATA REQUIRED BY USDA/RD


To the Partners
Ashland Investment Group
An Oregon Limited Partnership

       We have audited the financial statements of Ashland Investment Group,an Oregon Limited Partnership, as of and for the year ended December 31, 2001, and have issued our report thereon dated January 24, 2002. Our audit was made in accordance with auditing standards generally accepted in the United States of America and Government Auditing Standards issued by the Comptroller General of the United States and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

       Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information provided on pages 15 through 24, including USDA/RD Form RD 1930-7, has been prepared in the format and following the instructions of the USDA/RD. Those instructions prescribe practices that differ in some respects from accounting principles generally accepted in the United States of America. Accordingly, the accompanying forms are not intended to present financial position or results of operations in conformity with accounting principles generally accepted in the United States of America. The information in USDA/RD Form RD 1930-7 has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in accordance with practices and instructions prescribed by USDA/RD.

       This report is intended solely for filing with regulatory agencies and the United States Department of Agriculture/Rural Development and is not intended to be and should not be used by anyone other than these specific parties.

                                                     /s/TATE,PROPP.BEGGS
                                                     An Accountancy Corporation


January 24, 2002
Sacramento, California